UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, Real Goods Solar, Inc. (the “Company”) held an annual meeting of shareholders at which the Company’s shareholders approved an amendment and restatement of the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s Class A common stock that may be issued or subject to awards under the Plan, and to increase the number of shares of Class A common stock that a plan participant may receive during any fiscal year. Following the amendments to the Plan, up to an aggregate of 1,576,068 shares of Class A common stock are authorized for issuance under the Plan and no participant may receive awards for more than 500,000 shares of Class A common stock in any one fiscal year.

Before the amendment and restatement of the Plan, the aggregate number of shares of Class A common stock that may have been issued and outstanding, or subject to awards outstanding, under the Plan could not exceed 92,165 share of Class A common stock, subject to adjustment as provided in the Plan, and no participant could receive awards for more than 25,000 shares of Class A common stock.

The foregoing summary is qualified in its entirety by the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2016, the Company held its 2016 annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of shareholders at the 2016 annual meeting were as follows:

(1)	The Company’s shareholders elected all nominees named in the proxy statement for the meeting to the Company’s board of directors, each to serve until the next annual meeting of shareholders to be held in 2017 or until their successors are duly elected and qualified, with the following vote:

	For	Withheld	Broker non-votes
David L. Belluck	1,275,417	27,764	1,821,750
Dennis Lacey	1,279,056	24,125	1,821,750
Pavel Bouska	1,271,897	31,284	1,821,750
Ian Bowles	1,272,288	30,893	1,821,750
John Schaeffer	1,274,997	28,184	1,821,750
Robert L. Scott	1,272,489	30,692	1,821,750

(2)	The Company’s shareholders approved the amendment and restatement of the Plan to increase the maximum number of shares authorized for issuance under the Plan and to increase the number of shares a participant may receive in a fiscal year, as further described under Item 5.02 of this Current Report on Form 8-K, with the following vote:

For	Against	Abstain	Broker non-votes
1,213,909	73,382	15,890	1,821,750

(3)	The Company’s shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement, with the following vote:

For	Against	Abstain	Broker non-votes
1,242,022	48,983	12,176	1,821,750

As previously reported, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the Company’s 2013 annual meeting of shareholders, the Company’s shareholders supported, by a majority of the votes cast, conducting future say-on-pay votes every three years. The Company considered the outcome of this advisory vote and determined that the Company will conduct future say-on-pay votes every three years, the next one in 2019, until the next required advisory vote on the frequency of future say-on-pay votes, which the Company expects to hold no later than its 2019 annual meeting of shareholders.

(4)	The Company’s shareholders ratified the appointment of Hein & Associates LLP to audit the Company’s consolidated financial statements for the 2016 fiscal year, with the following vote:

For	Against	Abstain	Broker non-votes
2,764,893	6,089	34,727	319,222

Item 8.01. Other Events.

In accordance with the terms of the Senior Secured Convertible Notes due April 1, 2019 (the “Notes”), during the period beginning on November 10, 2016 and ending at 4:00 pm ET on November 21, 2016, the Company offered to the holders of the Notes (each, a “Holder”) a temporary reduction of the conversion price of the Notes to 50% of the lowest volume-weighted average price of the Company’s Class A common stock during the five days preceding the submission of a conversion notice per share of Class A common stock. As a result, Holders have converted an aggregate of approximately $0.7 million of principal and interest due under the Notes at conversion prices between $0.345 and $0.3839 per share of Class A common stock and the Company has issued 2,008,183 shares of Class A common stock as of November 16, 2016. The Company expects to continue to offer the Holders the ability to convert the remaining amounts owed under the Notes at a reduced fixed conversion price as deemed appropriate and in the Company’s interest. Such reduced fixed conversion price likely will be equal to or lower than the conversion price described above (but in no event will the conversion price be less than the $0.25 minimum conversion price set forth in the Notes).

As of November 16, 2016, Holders have converted an aggregate of $8.8 million of principal and interest under the Notes, and the Company has issued 7,974,909 shares of Class A common stock at conversion prices between $0.345 and $1.74 per share. After giving effect to the conversions made as of November 16, 2016, there remains outstanding Notes with an aggregate principal amount of approximately $1.9 million. The following table updates previously reported information about the total number of shares of the Company's Class A common stock issuable under the Notes if the Company elects to convert all remaining principal and interest under the Notes into shares of Class A common stock in lieu of paying cash. The following table assumes that from the date hereof: (a) installment payments of principal and interest are timely made on the last business day of every month beginning on October 31, 2016; (b) no such regularly scheduled installment payments are accelerated or deferred; (c) the indicated conversion price remains the same until the Notes are paid in full; (d) the Holders do not convert the Notes at their election; and (e) no event of default occurs. This table is provided for illustrative purposes only, as it is unlikely that these assumptions will be fully accurate at all relevant times. The Company's ability to convert principal, interest and any other amounts owed under the Notes into shares of Class A common stock in lieu of paying cash is contingent on the Company's satisfying certain equity conditions set forth in the Notes. There can be no assurance that the Company will be able to satisfy such equity conditions.

Assumed Conversion Price	Approximate Number of Shares Potentially Issuable
$0.34515	5,600,000
$0.25	7,760,000

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

Date: November 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan